                                                                     Exhibit 6.5




                THUNDERBIRD EXECUTIVE OFFICE PARK LEASE AGREEMENT

                                     (GROSS)


         THIS OFFICE LEASE, dated for reference purposes as of the 23rd day of September, 1996, is entered into by and between PACIFIC REALTY HOLDINGS LTD. PARTNERSHIP, an Arizona limited partnership, as Landlord, and SCOTTSDALE TECHNOLOGIES, INC., a Delaware corporation, as Tenant.

                 ARTICLE 1 - TERMS DEFINED AND TABLE OF CONTENTS

         The terms set forth below in this Article 1 shall have the following meanings when used in this Lease:

1.01     Property: 7580 E. Gray Road, Scottsdale, Arizona 85260.

1.02     Premises: Suite 102.

1.03     Rentable Square Footage in Premises: 2,759 square feet approximately.

1.04     Term: Thirty Six (36) months.

1.05     Scheduled Term Commencement Date: October 1, 1996.

1.06     Expiration Date: September 30, 1999.

1.07     Monthly Rent: $ see below plus sales tax.

1.08 Annual Operating Expense and Imposition Base (combined): 1996 base year ($ per Property square foot).

1.09     Tenant's Percentage: 18.12%

1.10     Permitted Uses: administrative offices.

1.11     Security Deposit: $13,105.26.

1.12     Prepaid Rent:$4,506.03 including sales tax.

1.13     Default Interest Rate: 18% per annum.

1.14     Late Fee: $ 10% of amount due.

1.15     Insurance Limits:    Combined         -        $500,000.00
                              Each Person      -        $500,000.00
                              Each Occurrence  -        $500,000.00
                              Property Damage  -        $500,000.00

1.16     Landlord's Address:  c/o R. E. Cornwell & Co.
                              7580 E. Gray Road, Suite 202
                              Scottsdale, AZ  85260

1.17     Tenant's Address:    7580 E. Gray Road, Suite 102
                              Scottsdale, AZ  85260
                              Attn:  Eric Schedeler
                              Phone No.  (602) 998-7300

         Monthly Rent:       10/1/96 - 09/30/97    $4,368.42 plus applicable
                                                             rental tax
                             10/1/97- 09/30/98     $4,598.33 "             "
                             10/1/98 - 9/30/99     $4,828.25 "             "

                              ARTICLE 2 - PREMISES

         2.01 Landlord hereby leases to Tenant and Tenant leases from Landlord the Premises as shown on Exhibit A attached hereto, subject to all the terms and conditions of this Lease.

                                ARTICLE 3 - TERM

         3.01 The term of this Lease shall commence on the Scheduled Term Commencement Date and shall continue until the Expiration Date or earlier termination as herein provided. Landlord agrees to use due diligence to complete Landlord's construction obligations as set forth in Section 7.02 and as shown on Exhibit C on or before the Scheduled Term Commencement Date, but in case of delays due to inclement weather, governmental regulation, scarcity of or inability to obtain materials, labor difficulties casualty, acts of God or other causes beyond Landlord's reasonable control, the Scheduled Term Commencement Date shall be extended by a period equal to such delays without liability on the part of Landlord and without extending the Expiration Date. If Landlord's construction obligations are not completed and possession of the Premises is not given or tendered to Tenant by Landlord on or before the Scheduled Term Commencement Date, as the same may be extended as provided above, Tenant's sole right shall be to terminate this Lease by giving notice of Termination to Landlord within five (5) days after the end of said extension, and Landlord shall in no case be liable in any manner for failure to have the Premises ready for occupancy. Upon such termination, the parties shall be released from all duties, obligations and liabilities hereunder, and any Security Deposit and Prepaid Rent shall be returned to Tenant. Tenant's failure to complete construction and installation of any leasehold improvements and fixtures as described in Section 7.02 or on Exhibit B shall not affect commencement of the Term.

                            ARTICLE 4 - MONTHLY RENT

         4.01 On or before the first day of each calendar month during the Term, Tenant shall pay to Landlord the Monthly Rent, subject to the adjustments set forth below. Tenant shall pay the Monthly Rent to Landlord in advance, without deduction or offset and without notice or demand, in lawful money of the United States of American at Landlord's address, or at such other place or to such other person as Landlord may designate from time to time by written notice. If this Lease commences or ends on a day other than the first day of a calendar month, then the rental for such partial month will be computed on a daily basis in an amount equal to one-thirtieth (1/30) of the Monthly Rent for each such day. In addition to the Monthly Rent, Tenant further agrees to pay to Landlord with each installment of Monthly Rent any excise, sales or privilege tax imposed or levied by any government or governmental agency upon Landlord on account of such payment or any other payments made hereunder by Tenant.

         4.02 If Tenant fails to pay Monthly Rent when due or fails to pay when due any other amounts of any kind payable by Tenant under this Lease, such unpaid sum shall bear interest at the Default Interest Rate from the date due to the date of payment. In addition, if Tenant fails to pay Monthly Rent by the fifth (5th) day of the month in which such installment is due, a Late Fee shall be added to the Monthly Rent. Any such Late Fee and all such interest shall be payable together with Monthly Rent. The Default Interest Rate and Late Fee provisions contained herein are intended to reimburse Landlord for the additional costs and expenses Landlord will incur by reason of such late payment and are in addition to and not in lieu of any or all of Landlord's rights and remedies under Article 23 or other provisions hereof.

                 ARTICLE 5 - IMPOSITIONS AND OPERATING EXPENSES

         5.01 Tenant shall pay to Landlord as additional rent Tenant's Percentage of the amount by which, if any, the Property's annual operating expenses exceed the Annual Operating Expense Base. For the purposes of clarification, as stated in Article 1.08, both the Annual Operating and Impositions Bases have been combined and shall be used to determine any "overages" that may occur. The term "annual operating expenses" as used herein shall include all reasonable and necessary costs and expenses incurred by Landlord for the operating, cleaning, maintenance, repair, insurance and management of the Property in a first class manner as determined by generally accepted accounting practices.

         By way of illustration, but not limitation, annual operating expenses shall include the cost or charges for the following items: utilities and services not separately metered or billed to tenants, materials, supplies, equipment and tools, service or maintenance agreements, management fees and costs, accounting and legal expenses, insurance premiums (including without limitation premiums for insurance coverage which Landlord, or any ground lessor or lender with a lien affecting the requires or deems desirable), repair, maintenance and all other costs connected with the parking and other common areas, repair and maintenance costs incurred by Landlord under Article 8, depreciation on personal property and extraordinary nonrecurring costs normally capitalized under recognized accounting principles which costs shall be included as operating expenses in the amount amortized in each year over the useful life of such capitalized item.

         5.02 Tenant shall also pay to Landlord as additional rent Tenant's Percentage of the amount by which, if any, the Property's impositions exceed the Annual Imposition Base. As used herein, the term "impositions" shall include all forms of real property taxes and assessments, license fees and taxes, commercial rental taxes, levies, charges, penalties excepting penalties as it relates to the delinquent payment of real estate taxes and other taxes and similar impositions imposed upon the Property or Landlord by an city, county, state or federal government or any school, agricultural, lighting, drainage or other improvement or special assessment district or similar taxing authority. "impositions" shall not include Landlord's federal or state income, franchise, inheritance or estate taxes or any excise, sales or privilege tax otherwise payable by Tenant under Section 4.01.

         5.03 Tenant shall also pay to Landlord as additional rent required by Sections 5.01 and 5.02 upon demand by Landlord. Landlord shall have the right to demand periodic payments in advance with underpayments or overpayments to be adjusted annually, or on such other basis as Landlord may select, in such manner as Landlord selects. Notwithstanding anything to the contrary herein, no credit or other adjustment for overpayment shall ever be applicable to reduce Monthly Rent. ARTICLE 6 - USE OF PREMISES

         6.01 Tenant shall use the Premises for the Permitted Uses and for no other purpose. Tenant in its use of the Premises shall not commit, or suffer to be committed, any nuisance or other act which may disturb the quiet enjoyment of any other tenant of the Property, and Tenant agrees not to deface or damage the Premises or any other portion of the Property in any manner or overload the floors of the Premises. Tenant will not use or permit the use of the Premises or any part thereof for any purpose prohibited by law and at its sole expense will comply with and conform to all requirements of all governmental authorities relating in any way to Tenant's use or occupancy of the Premises.

         6.02 No flammable or other hazardous goods, merchandise or materials shall be kept by Tenant on or about the Premises, and Tenant shall not otherwise suffer or permit any acts of omission or commission which could increase the premiums for fire or liability insurance. If the fire or liability insurance premiums are increased by any such act of Tenant, then the increased premium costs shall be paid by Tenant to Landlord forthwith upon demand. Tenant, at its sole expense, shall comply with any and all requirements of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance covering the Premises and the Property.

                             ARTICLE 7 - ALTERATIONS

         7.01 Except as provided in Section 7.02, Tenant will not make or allow to be made to the Premises any alteration of any kind without the prior written consent of Landlord. All alterations except Tenant's movable trade fixtures and equipment shall be a part of the Premises, belong to Landlord and be surrendered with the Premises on expiration or termination of the Lease, except that Landlord may elect to require Tenant at Tenant's cost to remove any alterations Tenant has made to the Premises and repair any damage to the premises caused by such removal.

         7.02 Subject to the terms and conditions herein contained, Tenant shall have the right, but shall not be obligated to, construct and install at its sole expense in accordance with generally accepted construction standards the leasehold improvements and fixtures described on Exhibit B. Landlord's sole construction obligation is to construct and install, in accordance with generally accepted construction standards, the walls doors, flooring and such finished partitioning, electrical outlets and electrical fixtures as may be shown on Exhibit C. Tenant shall keep the Premises and the improvements thereon free and clear of all liens arising out of or claimed by reason of any work performed, material furnished or obligations incurred by or at the instance of Tenant, and indemnify and save Landlord, the Premises and the Property harmless of all such liens or claims of lien and all attorneys' fees and other costs and expenses incurred by reason thereof.

         7.03 Landlord shall have the right at any time to alter, repair or improve the Premises or Property, and Landlord and its representatives for that purpose may enter on and about the Premises and the Property with such material as Landlord may deem necessary, and may erect scaffolding and all other necessary structures on or about the Premises and the Property. Tenant waives any claim for damages, including without limitation, loss of business resulting therefrom. In the exercise of its rights under this Section, Landlord shall not unreasonably interfere with the conduct of Tenant's business on the Premises.

                             ARTICLE 8 - MAINTENANCE

         8.01 Except as provided in Section 8.02 and Article 11, Landlord will maintain in good condition and repair the structural portions of the building of which the Premises are a part and the unexposed electrical and plumbing systems and the heating, ventilating and air conditioning system servicing the Premises; provided, however, the cost of any maintenance or repairs necessitated by the negligence of Tenant shall be reimbursed to Landlord by Tenant promptly upon Demand. Landlord shall have no other duty or obligation to maintain or repair any portion of the Premises except as expressly provided herein. There shall be no abatement of or offset in rent and Landlord will not be liable to Tenant for any damage resulting from or caused by Landlord's delay or failure to maintain or make repairs.

         8.02 Except as provided in Section 8.01 and Article 11, Tenant at its expense shall maintain in good condition and repair all portions of the Premises, including without limitation:

interior wall surfaces (painting the same as often as necessary), partitions, ceilings, lighting fixtures, floors, doors, locks and all glass and glazing.

                       ARTICLE 9 - UTILITIES AND SERVICES

         9.01 Landlord will furnish to the Premises reasonable quantities of electricity (110 volt), water, heating and cooling (8 A.M. to 6 P.M. Monday through Friday and 8 A.M. to 12 noon Saturdays, excepting holidays) and janitorial services (only ordinary dusting and cleaning and not shampooing of carpets, cleaning draperies or furniture or cleaning inside surfaces of windows). Landlord shall not be liable for and there shall be no reduction or abatement of Monthly Rent by reason of the stoppage or interruption of any utilities or services to the Premises caused by vandalism, accidents, repairs or other conditions beyond Landlord's reasonable control.

         9.02 Tenant shall pay for all water, electricity, telephone, sewage disposal, refuse collection and other utilities or services separately metered to the Premises or separately billed to Tenant by the person furnishing the service. Landlord reserves the right to install separate meters for any utility serving the Premises for which separate meters are not presently installed, and Tenant shall pay the cost of such installation for the Premises. Utilities or services not separately metered or billed (including those described in Section
9.01 above to be furnished by Landlord) shall be part of the Operating Expenses as described in Article 5, except that if Tenant should cause any such utility or service charges to increase above what is deemed by Landlord to be normal usage for the Premises, then Tenant shall pay such additional charges within five (5) days after demand by Landlord.

                ARTICLE 10 - ACCEPTANCE AND SURRENDER OF PREMISES

         10.01 By entry hereunder, Tenant accepts the Premises, including without limitation, the improvements made therein by Landlord pursuant to
Section 7.02, as being free from defects and in good, clean and sanitary order, condition and repair and agrees to keep the Premises in such condition. On the last day of the Term, Tenant will surrender the Premises to Landlord in a state of good repair, excepting only reasonable wear and tear, act of God and damage by fire or the elements not caused by Tenant's negligence.

                      ARTICLE 11 - DESTRUCTION OF PREMISES

         11.01 In the event of partial or total destruction of the Premises during the Term from any casualty insured against under a standard fire and extended coverage policy, Landlord shall repair the Premises (unless Landlord elects to terminate this Lease as hereinafter set forth) and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the Monthly Rent while repairs are being made, such proportionate reduction to be based upon the extent to which the destruction and the making of repairs interferes with the business carried on by Tenant in the Premises.

         11.02 In the event the Premises are partially or totally destroyed by a cause or casualty not covered by standard fire and extended coverage insurance or the building in which the Premises are situated is destroyed by any cause or casualty to the extent of one-third (1/3) or more of the then replacement cost thereof or the destruction occurs during the last twelve (12) months of the Term, Landlord may elect to terminate this Lease by giving notice to Tenant within sixty (60) days after the occurrence of such destruction. If Landlord does not elect to terminate, then Landlord shall repair the Premises and this Lease shall remain in full force and effect except for a proportionate reduction of the Monthly Rent as provided above.

                           ARTICLE 12 - EMINENT DOMAIN

         12.01 If any part of the Premises shall be taken by exercise of the right Of eminent domain or transferred by agreement in lieu thereof with or without any condemnation action or proceeding being instituted, this Lease shall terminate as of the date title vests in the condemnor or grantee. In the event of any such taking or transfer of a portion of the Property, but not any part of the Premises, this Lease shall remain in full force and effect without abatement or reduction of rent. All compensation or damages awarded upon any taking or transfer of all or any portion of the Premises or the Property shall belong totally to Landlord and Tenant shall have no claim thereto.

                             ARTICLE 13 - INSURANCE

         13.01 Tenant at its expense will maintain in full force during the Term public liability and property damage insurance in the amount of the Insurance Limits insuring against all liability of Tenant arising out of or in connection with Tenant's use or occupancy of the Premises. Tenant will from time to time upon request of Landlord furnish to Landlord a certificate evidencing the fact that such insurance has been obtained and is in full force and effect, that Landlord and any mortgagee or other person as Landlord may designate are additional insureds thereunder, and that such insurance cannot be cancelled without thirty (30) days' prior written notice to Landlord and any other additional insureds. Landlord will maintain standard fire and extended coverage insurance on the building in which the Premises are situated in such amount and under such terms and conditions as Landlord shall in its sole discretion elect. Landlord shall have no obligation whatsoever to maintain any other insurance of any kind, including without limitation, any insurance on property of the Tenant or tenant's improvement, and Tenant at its sole cost shall maintain any insurance coverage Tenant shall desire on its personal property, trade fixtures and improvements in, on or about the Premises.

                     ARTICLE 14 - EXCULPATION AND INDEMNITY

         14.01 Tenant agrees that Landlord shall not at any time to any extent whatsoever be liable, responsible or in any way accountable for loss, injury, death or damage to persons or property on or about the Premises or the Property from any cause or causes whatsoever, except that caused by the gross negligence of Landlord, its agents or employees, which at any time may be suffered or sustained by Tenant or any person whomsoever using, occupying or visiting the Premises, and Tenant agrees to indemnify and save Landlord harmless and defend Landlord by and through legal counsel satisfactory to Landlord from any and all claims, liabilities, losses, damages, costs and expenses whatsoever arising out of any such loss, injury, death or damage except that caused by the gross negligence of Landlord, its agents or employees, however occurring.

                   ARTICLE 15 - PARKING AND OTHER COMMON AREAS

         15.01 Landlord will keep or cause to be kept all parking and other common areas (collectively "common areas") of the Property in a neat, clean and orderly condition, but all costs and expenses thereof shall be charged and prorated in the manner hereinabove set forth in Article 5. Nothing herein contained shall be construed to mean or imply that any portion of the sidewalks, driveways, parking and common areas are being leased to Tenant, but it is agreed that Landlord will provide sidewalks, driveways, parking and common areas, as such may from time to time be designated and constituted by Landlord, for use by Tenant in common with other tenants and their employees and customers.

         15.02 Landlord shall at all times have the right and privilege of determining the nature and extent of the common areas and of making such changes therein and thereto from time to time which in Landlord's opinion are desirable and in the best interest of all persons using the common areas, including without limitation, the location and relocation of driveways, entrances, exits, parking spaces, landscaped areas and equipment and facilities on the common areas, the direction and flow of traffic, and the assignment of parking spaces or areas for the use of particular tenants.

         15.03 Nothing contained herein shall be deemed to limit the effect of
Article 14 or to create any liability upon Landlord for any injury to persons or loss or damage to motor vehicles or the contents thereof of any person using the common areas unless caused by the gross negligence of Landlord, its agents or employees.

                         ARTICLE 16 - ENTRY BY LANDLORD

         16.01 Landlord and its representatives shall have the right to enter the Premises at all reasonable times to inspect the same, to make repairs and to maintain the building of which the Premises are a part as provided in Section 7.03, to post such reasonable notices as Landlord may desire to protect its rights, to exhibit the Premises to prospective purchasers or mortgagees of the Property and, during the ninety (90) days prior to the Expiration Date, to exhibit the Premises to prospective tenants and to place upon the doors or in the windows of the Premises any usual or ordinary "for rent" or "for lease" signs.

                         ARTICLE 17 - TENANT'S FIXTURES

         17.01 Tenant, at any time Tenant is not in default hereunder, may remove from the Premises its movable trade fixtures and equipment, and upon expiration or termination of this Lease, if so requested by Landlord, shall remove all fixtures and equipment installed on the Premises by the Tenant, whether or not such fixtures and equipment are fastened to the building and regardless of the manner in which they are so fastened; provided, however, that Tenant shall fully repair damage of any kind or character occasioned by the removal of any such fixtures or equipment and shall leave the Premises and building in a good, clean and sanitary condition.

                            ARTICLE 18 - ABANDONMENT

         18.01 Tenant shall not vacate or abandon the Premises at any time during the Term; and, if Tenant shall vacate, abandon or surrender the Premises or be dispossessed by process of law or otherwise, any personal property left on the Premises shall at the option of the Landlord be deemed to be abandoned and belong to Landlord free and clear of any further interest of Tenant.

                  ARTICLE 19 - TRANSFER OF LANDLORD'S INTEREST

         19.01 Landlord reserves the right to sell, assign or transfer all or any part of the Property and this Lease, and in such event, this Lease will remain in full force and effect, and Tenant shall continue to perform and abide by all the terms, covenants and conditions on its part to be performed. Upon any such sale, assignment or transfer, other than merely as security, Tenant agrees to look solely to the assignee or transferee with respect to all matters in connection with this Lease, and the assignor or transferor shall be released from any further duties, obligations and liabilities hereunder. Landlord may transfer any Security Deposit to such assignee or transferee, and thereupon Landlord shall be discharged from any further liability in reference thereto.

                     ARTICLE 20 - ASSIGNMENT AND SUBLETTING

         20.01 Tenant shall not assign Tenant's rights or delegate Tenant's duties under this Lease, nor sublet all or any portion of the Premises, nor permit the use of all or any part of the Premises by persons other than Tenant, its employees and agents, without the prior written consent of Landlord , and any such assignment, delegation, sublease or permission about such consent shall be void.

         Landlord understands that Tenant plans to transfer its patent to a newly formed company. At which time, Landlord agrees to consent to the assignment of this Lease to that new company.

                       ARTICLE 21 - RULES AND REGULATIONS

         21.01 Landlord shall have the right from time to time to establish, alter and amend rules and regulations, which, in Landlord's judgment, may be necessary or desirable for the use, entry, operation and management of the Premises and the Property, and Tenant agrees to comply with all such rules and regulations. The existing rules and regulations, if any are attached hereto as Exhibit D.

                               ARTICLE 22 - SIGNS

         22.01 Tenant shall not place or permit to be placed any sign, advertisement, notice or other display on any part of the inside or outside of the Premises, except of such color, size and style and in such locations as shall be designated by Landlord. Tenant, upon request of Landlord, shall immediately remove any sign, advertisement, notice or other display which Tenant has placed or permitted to be placed on any part of the inside or outside of the Premises which, in the opinion of the Landlord, is objectionable, offensive or not in good taste, and if Tenant shall fail to do so, Landlord may enter the Premises and remove the same at the expense of Tenant.

                              ARTICLE 23 - DEFAULT

         SEE ARTICLE 35.01.

         23.01 If Tenant shall fail to pay any part of the Monthly Rent herein provided or any other sum required by this Lease to be paid to Landlord at the time or in the manner provided or to abide by or perform any of the other covenants or conditions on Tenant's part agreed to be observed or performed, and such failure continues for five (5) days after written notice thereof from Landlord to Tenant, or if any proceedings under the Bankruptcy Act or any amendment thereto are commenced by or against Tenant, or Tenant is adjudged insolvent or makes an assignment for the benefit of its creditors, or if a write of attachment or execution is levied on the leasehold estate hereby created and is not released or satisfied within five (5) days thereafter, or if a receiver is appointed in any proceeding or action to which Tenant is a party with authority to take possession or control of the Premises or the business conducted thereon by Tenant and such receiver is not discharged within a period of five (5) days after appointment, then Landlord, in addition to any other rights or remedies Landlord may have whether under this Lease or at law or in equity, may:

                  (a)      terminate this Lease; or

         (b) re-enter the Premises by summary proceedings or otherwise, with or without terminating this Lease, remove all persons and property from the Premises without liability to any person for damages sustained by reason of such removal and re-let the Premises at such rental and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. In such event, Tenant shall remain liable for Monthly Rent and Operating Expenses and other amounts payable by Tenant hereunder as well as the cost of obtaining possession of and re-letting the Premises and of any repairs and alterations necessary to prepare the Premises for re-letting, together with interest at the Default Interest Rate, less the rents received from such re-letting, if any. Any and all monthly deficiencies so payable by Tenant shall be paid monthly on the date herein provided for the payment of Monthly Rent. No such re-entry or taking possession of the Premises by Landlord. Shall be construed as an election by Landlord. To terminate this Lease or accept a surrender thereof unless a written notice of such intention is given to Tenant. Notwithstanding any such re-letting without termination, Landlord. May at any time thereafter elect to terminate this Lease for such previous breach or any other breach.

                          ARTICLE 24 - ATTORNEYS' FEES

         24.01 If an action is brought to recover Monthly Rent or any other sum payable under this Lease, or for or on account of any breach of or to enforce or interpret any of the terms, covenants or conditions of this Lease, or for the recovery of possession of the Premises, the prevailing party shall be entitled to recover from the other party, as part of the prevailing party's costs, reasonable attorneys' fees, the amount of which shall be fixed by the court, and not by a jury, and shall be made a part of any judgment rendered.

                            ARTICLE 25 - HOLDING OVER

         25.01 Should Tenant hold possession hereunder after the Expiration Date without the express, written consent of Landlord, Tenant shall be deemed a tenant at sufferance permitting Landlord to exercise hereunder or at law or in equity. Should Tenant hold possession hereunder after the Expiration Date with the express, written consent of Landlord, Tenant shall be deemed a tenant on a month-to-month basis upon all the terms, covenants and conditions herein specified unless and only unless a different basis is expressly set forth in the consent.

              ARTICLE 26 - SUBORDINATION AND ESTOPPEL CERTIFICATES

         26.01 This Lease, at the option of the Landlord, shall be subject, subordinate and inferior to the lien and estate of any liens, encumbrances or ground leases and any renewals, extensions or replacements thereof, now or hereafter affecting the Premises or the Property. Such subordination shall be effective without any further act of Tenant, but Tenant agrees to execute, acknowledge and deliver promptly upon demand such further instrument or instruments subordinating this Lease to any such liens, encumbrances or ground leases as shall be desired by Landlord, and hereby irrevocably appoints Landlord its attorney in fact to execute and deliver any such instrument or instruments for and in the name of Tenant if Tenant fails to do so within five (5) days after written request by Landlord.

         26.02 Tenant also agrees from time to time within five days of receipt of written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications, (b) that Tenant has no defenses, offsets or counterclaims against its obligations to pay Monthly Rent and other monies hereunder and to perform its other covenants under this Lease, or if there are any defenses, offsets or counterclaims, setting forth the same in reasonable detail, (c) the current amount of Monthly Rent, (d) the dates to which the Monthly Rent has been and paid and the amount of any Prepaid Rent and Security Deposit, and (e) the commencement and expiration dates of the Term. Any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser, ground lessor, mortgagor or other encumbrancer of the Premises or any prospective assignee of any mortgage, ground lease or encumbrance upon the Premises. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage or deed of trust made by Landlord, its successors or assigns, encumbering the Premises, attorn to the purchaser upon such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

                      ARTICLE 27 - SUBSTITUTION OF PREMISES

         27.01 If the Premises contain less than two thousand (2,000) square feet, Landlord reserves the right, on thirty (30) days' written notice to Tenant, to substitute other space within the Property for the Premises as though such substitute space was originally leased to Tenant at the time of execution and delivery of this Lease; provided, however, that the substituted Premises shall contain not less than the square footage of the originally Leased Premises and there will be no increase in rental by reason of the substitution. Landlord agrees to pay all reasonable moving expenses of Tenant incidental to such substitution of premises.

                              ARTICLE 28 - NOTICES

         28.01 All notices or demands to be given, made or sent hereunder by either party to the other shall be deemed to have been given, made or sent when deposited in the Untied States mail, certified or registered, return receipt requested, postage prepaid and addressed to Landlord's Address or Tenant's Address as the case may be. The address to which notices and demands are to be given may be changed by written notice given by such party as above provided.

                          ARTICLE 29 - SECURITY DEPOSIT

         29.01 Any Security Deposit made by Tenant shall be held by Landlord to secure performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant. Landlord may from time to time use all or any portion of the deposit to cure Tenant's defaults hereunder, and if so used, Tenant shall within five (5) days after demand from Landlord deposit with Landlord such additional amounts as may be necessary to restore the Security Deposit to the amount stated in Section 1.12. The Security Deposit, or any remaining portion thereof, shall be returned to Tenant, without interest, upon the expiration of this Lease, provided Tenant has complied with all of the terms, covenants and conditions hereof.

                               ARTICLE 30 - WAIVER

         30.01 The waiver by Landlord of Tenant's breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rental hereunder by Landlord shall not be deemed a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such breach at the time of acceptance of such rental, or a waiver of Landlord's right to collect any applicable Late Fee or interest at the Default Interest Rate. None of the terms, covenants or conditions of this Lease may be waived by either Landlord or Tenant except by an instrument in writing signed by each party.

                       ARTICLE 31 - CONSTRUCTION OF LEASE

         31.01 The language in all parts of this Lease shall be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant. Article titles are inserted for convenience only and are not to be construed as a part of this Lease or in any way defining, limiting or amplifying the provisions hereof. The words "Landlord" and "Tenant" as herein used shall include the plural as well as the singular and the neuter gender includes the masculine and feminine. Landlord and Tenant agree that in the event any term, covenant or condition herein contained is held to be invalid or void by any court of competent jurisdiction, the invalidity of any such term, covenant or condition shall in no way affect any other term, covenant or condition herein contained.

                       ARTICLE 32 - SUCCESSORS AND ASSIGNS

         32.01 Subject to the restrictive conditions of Article 20, all the terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of and shall apply to the respective heirs, executors, administrators, successors, assigns and legal representatives of Landlord and Tenant.

                           ARTICLE 33 - GOVERNING LAW

         33.01 This Lease shall be governed by and construed in accordance with the laws of the State of Arizona .

                         ARTICLE 34 - NO REPRESENTATIONS

         34.01 It is mutually agreed that no representations, warranties, covenants or agreements, express or implied, have been made with respect to the Premises and this lease other than as may be expressly set forth herein.

                              ARTICLE 35 - ADDENDA

         35.01 Notwithstanding anything to the contrary herein, if Tenant is late three times during the term hereof in payment of Monthly Rent or other sums herein provided for, upon notice by Landlord of the third untimely payment, Tenant shall have no opportunity to cure said default and shall forfeit any further right or interest to the Premises or hereunder, including without limitation, forfeiture of Tenant's Security Deposit and possession of the Premises, and at Landlord's sole election made by written notice to the Premises, this Lease shall be of no further force and effect for Tenant's obligation to pay all sums due hereunder accrued through the date of Landlord's notice to terminate.

         35.02 Tenant shall have the right to use three (3) covered parking spaces during the term of this Lease at a monthly rate of $35.00 each plus applicable rental tax.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument by proper persons thereunto duly authorized so to do the day and year first hereinabove written.

PACIFIC REALTY HOLDINGS LTD.                    SCOTTSDALE TECHNOLOGIES, INC.,
PARTNERSHIP, an Arizona Limited                 a Delaware corporation
Partnership


/s/ Richard E. Cornwell                         /s/ Eric J. Schedeler
 "LANDLORD"                                      "TENANT"


                                                By:
                                                Its: President & Chief Executive
                                                     Officer

                             [Display Graph Here]










                                   EXHIBIT A

                              RULES AND REGULATIONS

1. Tenant agrees not to store or cause to be stored any items outside or around the Premises except with Tenant's leased space.

2. Tenant agrees to keep all refuse contained within designated refuse containers and keep all grounds around the Premises free from litter.

3. Tenant will not obstruct sidewalks and driveways or use them for any purpose other than for ingress and egress to and from the Premises.

4. Tenant shall adhere to and obey all parking control measures as may be placed into effect by Landlord through the use of signs, identifying decals or other instructions.

5. Any electrical wiring that Tenant desires to introduce into the Premises must be connected as directed by Landlord. No boring or cutting for wires will be allowed except with a specific consent of Landlord.

6. Tenant shall not conduct any auction nor permit any fire or bankruptcy sale to be held on the Premises.

7. Tenant shall not permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Property by reason of noise, odors or vibrations or interfere in any way with other tenants or those having business therein.

8. Tenant upon termination of the tenancy shall deliver to Landlord all keys of the offices, rooms and toilet rooms which may have been furnished to Tenant.

9. Tenant shall not lay floor coverings so that the same shall be affixed to the Premises in any manner by paste or other material, except that which may easily be removed with water. The use of cement or other similar adhesive materials is expressly prohibited.

10. Landlord reserves the right to approve or disapprove Tenant's selection of any drapes or window coverings installed by Tenant.

11. Landlord reserves the right, at any time, to rescind any one or more of these rules and regulations, or to make such other and further reasonable rules and regulations as in Landlord's judgment may from time to time be necessary for the safety, care and cleanliness of the Premises or the Property and for the preservation of order therein.

                                   EXHIBIT D